UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2010
CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34888	22-2389839
(Commission File Number)	(IRS Employer Identification No.)
4350 Executive Drive, Suite 325
San Diego, CA 92121
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (858) 452-2323
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On December 14, 2010, Cypress Bioscience, Inc. (“Cypress”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ramius Value and Opportunity Advisors LLC (“Ramius”), Royalty Pharma US Partner, LP (“RPUS”), Royalty Pharma US Partners 2008, LP (“RPUS2008”), RP Investment Corp. (“RP Corp” and together with RPUS and RPUS2008, “Royalty Pharma”), and Ramius V&O Acquisition LLC, which is owned by Ramius and Royalty Pharma (“Purchaser”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Purchaser will amend its existing cash tender offer (the “Offer”) to acquire all the issued and outstanding shares of common stock of Cypress it does not already own, including the associated preferred stock purchase rights, issued in connection with and subject to the Rights Agreement (as defined below), as amended (which Cypress Rights, together with the shares of common stock of Cypress, are hereinafter collectively referred to as “Shares”) at a price of $6.50 per share in cash (the “Offer Price”). Following the completion of the tender offer, and, if required, receipt of approval by Cypress’ stockholders, Purchaser will merge with and into Cypress, with Cypress becoming owned directly by Ramius and Royalty Pharma, subject to the terms and conditions contained in the Merger Agreement.
Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, (i) that sufficient Shares shall have been validly tendered (and not properly withdrawn) in accordance with the terms of the Offer that when added to Shares owned by Ramius and Royalty Pharma shall represent at least a majority of the outstanding Shares on a fully diluted basis (without regard to whether convertible or exchangeable securities are then vested and exercisable) (the “Minimum Condition”), (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other required consents or approvals of any governmental authority of competent jurisdiction under antitrust laws, and (iii) that the other conditions set forth in Annex I to the Merger Agreement have been satisfied or waived.
If, at any expiration date of the Offer, all of the conditions to the consummation of the Offer (including the Minimum Condition) have been satisfied or waived, but the number of Shares validly tendered in the Offer and not properly withdrawn is less than that number of Shares which, when added to the number of Shares that may be issued pursuant to the Top-Up Option (as defined below) in compliance with the Merger Agreement constitutes at least one Share more than 90% of the Shares then outstanding, purchaser may exercise an option (the “Top-Up Option”) to purchase at a price per Share equal to the Offer Price, up to that number of newly issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Purchaser at the time of exercise, will constitute one Share more than 90% of the Shares, calculated on a fully diluted basis as set forth in the Merger Agreement; provided, however, that the Top-Up Option will not be exercisable for Shares in excess of the number of Shares authorized and unissued. The Top-Up Option shall not be exercisable unless, immediately after such exercise and the issuance of Shares, Purchaser, together with Ramius and Royalty Pharma, would hold one Share more than 90% of the then outstanding Shares.
Pursuant to the Merger Agreement, after Purchaser’s acceptance of Shares tendered in the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement (including receipt of the requisite approval of Cypress’ stockholders, if required under applicable law), Purchaser will merge with and into Cypress (the “Merger”) and Cypress will become owned directly by Ramius and Royalty Pharma. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share that is not tendered and accepted pursuant to the Offer (other than Shares held by Cypress, Ramius, Royalty Pharma or Purchaser or their respective subsidiaries and Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically canceled and converted into the right to receive the Offer Price. All outstanding options to purchase Shares (the “Options”) will be fully vested immediately prior to the Effective Time and will be cancelled at the Effective Time in exchange for the right to receive the excess, if any, of the Offer Price over the exercise price of such Option immediately prior to the Effective Time multiplied by the number of Shares subject to the Option immediately prior to the Effective Time. All outstanding restricted stock units will be fully vested immediately prior to the Effective Time and the shares issued upon vesting will be automatically canceled and converted into the right to receive the Offer Price.
If immediately following the successful consummation of the Offer, Purchaser holds, together with all Shares held by Ramius and Royalty Pharma, at least 90% of the then-outstanding Shares in the Offer, the Merger will be consummated pursuant to the short form merger procedures under Delaware General Corporation Law without a vote or any further action by the holders of Shares. If immediately following the successful consummation of the Offer and assuming exercise in full of the Top-Up Option, Ramius, Royalty Pharma, Purchaser and their respective wholly-owned subsidiaries would own less than 90% of the Shares then outstanding (after giving effect to the exercise in full of the Top-Up Option) and Cypress has not permitted Purchaser to waive the Minimum Condition, Purchaser shall, in order to seek additional Shares and facilitate the consummation of the Merger using such short form merger procedures, extend the Offer; provided, however, that Purchaser is not required to extend the offer beyond March 14, 2011.
If immediately following the successful consummation of the Offer, Purchaser holds, together with all Shares held by Ramius and Royalty Pharma, less than 90% of the then outstanding Shares and Cypress has not permitted Purchaser to waive the Minimum Condition, Cypress’ stockholders holding a majority of the outstanding Shares must approve the adoption of the Merger Agreement prior to consummating the Merger. In this event, Cypress has agreed to call and convene a stockholder meeting to obtain this approval.
The Merger Agreement includes customary representations and warranties and covenants of the parties. Until the earlier of the termination of the Merger Agreement and the acceptance date, Cypress has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement. Cypress has also agreed not to solicit, initiate, knowingly encourage or knowingly facilitate any third party acquisition proposals for Cypress and will not permit its representatives to do so, and has agreed to restrictions on its and its representative’s ability to respond to any such proposals. The Merger Agreement also includes termination provisions for both Cypress and Ramius and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Cypress will be required to pay to Ramius a termination fee of $5 million.
A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Cypress, Ramius, Royalty Pharma, or Purchaser. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by such parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the assertions embodied in the representations and warranties of Cypress are qualified by information contained in the confidential disclosure schedules that Cypress delivered in connection with signing the Merger Agreement as well as by information contained in Cypress’ reports publicly filed with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances described therein. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Amendment to Rights Plan
On December 14, 2010, Cypress entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement with American Stock Transfer & Trust Company, LLC, as rights agent, dated as of September 27, 2010 (the “Rights Agreement”). The Rights Agreement Amendment amends the Rights Agreement to allow the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Offer and Merger, without triggering the separation or exercise of Cypress Rights or any adverse event under the Rights Agreement. A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.1 and the Rights Agreement is attached as Exhibit 4.2 to Cypress’ current report on Form 8-K filed with the SEC on September 28, 2010. The foregoing description of the Rights Agreement and Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and Rights Agreement Amendment.

Item 3.03.	Material Modification to Rights of Security Holders.
The information set forth under the heading “Amendment to Rights Plan” under Item 1.01 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Merger, dated December 14, 2010, by and among Cypress Bioscience, Inc., Ramius Value and Opportunity Advisors LLC, Royalty Pharma US Partners, LP, Royalty Pharma US Partners 2008, LP, RP Investment Corp. and Ramius V&O Acquisition LLC.
4.1	Amendment No. 1 to Rights Agreement, dated December 14, 2010, by and among Cypress Bioscience, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.
Additional Information and Where To Find It
The offer to buy shares of Cypress common stock will be made only pursuant to the offer to purchase and related materials that Ramius and Royalty Pharma have filed with the SEC that will be amended. Cypress stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. These materials and any other documents filed by Ramius, Royalty Pharma or Cypress with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov and by contacting Cypress Investor Relations at 858-452-2323. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Cypress’ website at www.cypress.com. Investors and security holders are urged to read the Schedule TO, as amended, and the Schedule 14D-9, as amended, and the other relevant materials before making any investment decision with respect to the tender offer.
Safe Harbor for Forward-Looking Statements
Statements in this report that relate to future results and events are forward-looking statements based on Cypress and Ramius’ and Royalty Pharma’s current expectations regarding tender offer and transactions contemplated by the Merger Agreement. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that a transaction will be consummated. Other risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, if at all, Cypress may not satisfy one or more closing conditions and other risks that are described in Cypress Annual Report on Form 10-K for the year ended December 31, 2009 and in its subsequent filings with the SEC. Cypress does not undertake any obligation to update these forward-looking statements except to the extent otherwise required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.
Date: December 16, 2010	/s/ Jay D. Kranzler
Jay D. Kranzler
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 14, 2010, by and among Cypress Bioscience, Inc., Ramius Value and Opportunity Advisors LLC, Royalty Pharma US Partners, LP, Royalty Pharma US Partners 2008, LP, RP Investment Corp. and Ramius V&O Acquisition LLC.

4.1	Amendment No. 1 to Rights Agreement, dated December 14, 2010, by and among Cypress Bioscience, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.